EXHIBIT 5.1


                          PILLSBURY MADISON & SUTRO LLP
                        650 TOWN CENTER DRIVE, 7th FLOOR
                              COSTA MESA, CA 92626
                               Tel: (714) 436-6800
                               Fax: (714) 436-2800


                                                                   April 6, 2000


Ubrandit.com
12626 High Bluff Drive, Suite 200
San Diego, CA 92130
Attention: Gregory V. Gibson





         Re:      Registration Statement on Form S-8


Dear Mr. Gibson:

         With reference to the Registration Statement on Form S-8 to be filed by Ubrandit.com, a Nevada corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, relating to 2,500,000 shares of the Company's Common Stock issuable pursuant to the Company's 1999 Stock Option and Incentive Plan (the "Plan"), it is our opinion that such shares of the Common Stock of the Company, when issued and sold in accordance with the Plan, will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement.

                                            Very truly yours,


                                            /s/ Pillsbury Madison & Sutro, LLP

                                            PILLSBURY MADISON & SUTRO LLP